EXHIBIT 10.3

Trademark Office of The State Administration For Industry & Commerce of the People's Republic of China

Address: No. 1, South Chama St, Xicheng Qu, Beijing	Zip Code: 100055

9550 Flair Dr. #308 El Monte, Ca 91731 E-World USA Holding, Inc.	File Number: TMCZ20669799ZCSL01

Application Date: July 15, 2016	Application No: 20669799

Trademark Registration Application Acceptance Notice

E-World USA Holding, Inc:

According to <Trademark Law> and <Regulation for the Implementation of the Trademark>, we received and accept your application as below.

Category: Fifth

Hereby Notice.

September 25, 2016

Shenzhen Qianna Patent Agency LTD.

Notice: This notice only indicates the trademark office has already received the application of the said trademark, but not for approval of the trademark registration.

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[The notice of Acceptance of Trademark, trademark can be used, After registration, it can add R]